UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     January 6, 2014

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-31497 (Commission File Number)	65-1001686 (I.R.S. Employer Identification No.)

23F.Gutai Beach Building No.969, Zhongshan Road (South), Shanghai, China, 200011
(Address of principal executive offices) (zip code)

(Registrant’s telephone number, including area code)	(86) 21-63355100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On January 6, 2014 China Logistics Group, Inc. (the “Company" informed its independent registered public accounting firm HHC CPA Corporation (“HHC”) that Company was terminating the client-auditor relationship, effective immediately.  On January 6, 2014 the Company re-engaged RBSM LLP as the Company's independent registered public accounting firm. HHC had served as the Company’s independent registered public accounting firm since November 12, 2013. The dismissal of HHC and engagement of RBSM LLP was approved by the Board of Directors of the Company on January 6, 2014.

HHC had never issued a report on our financial statements.  During the period of time that HHC served as our independent registered public accounting firm we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of HHC would have caused it to make reference to the subject matter of the disagreement in connection with any report it might issue.

RBSM LLP previously served as our independent auditor from February 8, 2013 until its dismissal by us on November 12, 2013. On November 12, 2013 we filed a Current Report on Form 8-K disclosing our dismissal of RBSM LLP.  During its prior engagement as our independent registered public accounting firm, RBSM LLP reported on our consolidated financial statements for the year ended December 31, 2012.

We provided HHC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by HHC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter dated January 8, 2014 from HHC CPA Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2014	China Logistics Group, Inc.

By: /s/ Wei Chen
Wei Chen
Chairman and Chief Executive Officer